    As filed with the Securities and Exchange Commission on May 27, 1997

                                                          Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   Form S-3

                             REGISTRATION STATEMENT

                                    UNDER

                           THE SECURITIES ACT OF 1933

                                 UniComp, Inc.
            (Exact name of Registrant as specified in its charter)

    Colorado                   7371                     84-1023666

(State or other     (Primary Standard Industrial    (I.R.S. Employer
jurisdiction of     Classification Code Number)     Identification Number)
incorporation or
organization)

                           1850 Parkway Place, Suite 925
                              Marietta, Georgia 30067
                                  (770) 424-3684

(Address, including zip code, and telephone number,including area code, of Registrant's principal executive offices)

                                 Stephen A. Hafer
                  CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                  UniComp, Inc.
                          1850 Parkway Place, Suite 925
                             Marietta, Georgia 30067
                                   (770)424-3684
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    Copy to:

                                 DAVID F. EVANS
                               DAVID K. ARMSTRONG
                              SNELL & WILMER, L.L.P.
                           111 East Broadway, Suite 900
                            Salt Lake City, Utah 84111
                                  (801) 237-1900

    Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /x/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /



                        CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF
   SECURITIES TO BE       AMOUNT TO BE       PROPOSED MAXIMUM OFFERING        PROPOSED MAXIMUM AGGREGATE            AMOUNT OF
    REGISTERED (1)       REGISTERED (2)         PRICE PER UNIT (3)                  OFFERING PRICE              REGISTRATION FEE
-----------------------  ---------------  -------------------------------  ---------------------------------  ---------------------
Common Stock, $.01 par
  value................  95,000 shares               $7.50                                 $712,500.00                  $216.00

------------------------

(1) This Registration Statement covers the resale by a selling shareholder of 95,000 shares of Common Stock that may be acquired by such selling shareholder upon the exercise of certain warrants previously acquired.

(2) In the event of a stock split, stock dividend, or similar transaction involving common shares of the Company, in order to prevent dilution, the number of Common Shares registered shall be automatically increased to cover the additional Common Shares in accordance with Rule 416(a) under the Securities Act of 1933.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933. Calculated on the basis of the average of the high and low sales price of Registrant's Common Stock on Nasdaq National Market System as of May 22, 1997.

    The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

 PROSPECTUS
                          UNICOMP, INC.
                  1850 PARKWAY PLACE, SUITE 925
                     MARIETTA, GEORGIA 30067
                      TELEPHONE (770) 424-3684
                  95,000 SHARES OF COMMON STOCK

     This prospectus (the "Prospectus") relates to the offer and sale of up to 95,000 shares of common stock, $.01 par value (the "Common Stock") of UniComp, Inc., a Colorado corporation, (the "Company" or "UniComp") that may be acquired upon the exercise of certain warrants to purchase common stock (the "Warrants") held by a certain selling shareholder (the "Selling Shareholder"). The Company's Common Stock is listed on the Nasdaq National Market System ("Nasdaq") under the symbol "UCMP." All Shares are being offered for sale from time to time by the Selling Shareholder or by pledgees, donees, transferees, or other successors of such Selling Shareholder, on Nasdaq or otherwise at market prices then prevailing or at negotiated prices then obtainable. See "Plan of Distributions" and "Selling Shareholder."

     The Company has agreed to pay the expenses of the Selling Shareholder pursuant to this Prospectus but will not receive any of the proceeds from the sale of the Common Stock. In the event the Warrants are exercised, the Company will receive net proceeds of approximately $505,000. The net proceeds from the exercise of the warrants will be used for working capital and general corporate purposes. There can be no assurance that the Selling Shareholder will sell any or all of the Common Shares registered hereunder.

     The Selling Shareholder may sell the Common Stock from time to time in underwritten public offerings, in transactions pursuant to Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"), in privately negotiated transactions, in ordinary brokers' transactions through the facilities of Nasdaq or otherwise, at market prices prevailing at the time of such sale, at prices relating to such prevailing market prices, or at negotiated prices. The Company will not receive any of the proceeds from the sale of Common Stock by the Selling Shareholder. The net proceeds to the Selling Shareholder will be the proceeds received by such Selling Shareholder upon such sales, less brokerage commissions. All expenses incurred in connection with the registration of the Common Stock, other than any underwriting or brokerage discounts, commissions and selling expenses with respect to the Common Stock being sold by the Selling Shareholder, will be borne by the Company. See "Plan of Distribution."

     The Warrant Shares are being registered hereby in order to satisfy the obligations of the Company under registration rights provisions contained in the Investor Relations Service Agreement with Fenway Advisory Group, dated November 21, 1996.

     THE PURCHASE OF THE SHARES INVOLVES A HIGH DEGREE OF RISK. PRIOR TO PURCHASE EACH PROSPECTIVE INVESTOR SHOULD CONSIDER VERY CAREFULLY THE INFORMATION PRESENTED UNDER THE CAPTION "RISK FACTORS" AS WELL AS THE OTHER INFORMATION SET FORTH IN THIS PROSPECTUS.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
REPRESENTATION  TO THE CONTRARY IS A CRIMINAL OFFENSE.

     The date of this Prospectus is May 27, 1997.

                      AVAILABLE INFORMATION

     UniComp, Inc. (the "Company") has filed with the Securities and Exchange Commission (the "Commission") in Washington, D. C. a registration statement (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") relating to this Prospectus. This Prospectus, which constitutes part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the Rules and Regulations of the Commission. For further information pertaining to the shares hereby offered and to the Company, reference is made to the Registration Statement, including exhibits filed as part thereof, copies of which may be obtained from the Public Reference Section of the Commission, Washington, D. C. 20549 at prescribed rates.

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy or information statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy or information statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Avenue, N.W., Washington, D.C. 20549, and at the following regional offices of the Commission: New York Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048, and Chicago Regional Office, CitiCorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549 at prescribed rates. The Commission also maintains a site on the World Wide Web that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is http://www.sec.gov. The Common Stock is quoted on the Nasdaq National Market. Reports, proxy or information statements and other information concerning the Company may be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

     The Company's Common Stock is traded on the Nasdaq National Market Reporting System. Reports, proxy and information statements, and other information concerning the Company can be inspected at the offices of the National Association of Securities Dealers, Inc., located at 1735 "K" Street, N.W., Washington, D.C. 20006.

               DOCUMENTS INCORPORATED BY REFERENCE

     The following documents previously filed by the Company with the Commission (File No. 0-15671) are incorporated herein by reference:

          (a) The Company's Annual Report on Form 10-K for the fiscal year ended February 29, 1996.

          (b) The Company's current report on Form 8-K dated April 16, 1996 and as amended on Form 8-K/A dated June 27, 1996.

          (c) The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended May 31, 1996, August 31, 1996, and November 30, 1996.

          (d)  The Company's prospectus filed pursuant to Capital
Rule 424(b) on November 13, 1996.

          (e) The Company's current report on Form 8-K dated February 21, 1997 and as amended on Form 8-K/A dated May 5, 1997.

          (f) Description of Capital Stock contained in the Company's Registration Statement on Form 8-A, subject to the updated information contained herein.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering described herein, shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the time of the filing of such documents.

     Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed documents which also is or is deemed to be incorporated by reference herein modified or supersedes such statement. Any such statement so modified or so superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference in this Prospectus (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that the Prospectus incorporates). Written or oral requests for such copies should be directed to UniComp, Inc., Corporate Secretary, 1850 Parkway Place, Suite 925, Marietta, Georgia 30067, telephone
(770) 424-3684.

                            RISK FACTORS

     THE FOLLOWING FACTORS, IN ADDITION TO THE INFORMATION
CONTAINED ELSEWHERE IN THIS PROSPECTUS, SHOULD BE CONSIDERED
CAREFULLY IN EVALUATING THE COMPANY AND ITS BUSINESS BEFORE
PURCHASING THE SHARES.

Highly Competitive Information Technology Industry

     The information technology industry is intensely competitive and subject to rapid change. The Company believes the principal competitive factors it faces include reputation and quality of service, relative price and performance, technical expertise and product availability. The Company's competitors in the information technology services market include installation and service organizations within many established companies, computer manufacturers, custom software developers, regional systems integrators and software and hardware distributors and systems consultants. The market for the Company's platform-migration software is highly competitive as well. The Company believes that the principal competitive factors in this business include product performance, time to market for new product introductions, adherence to industry standards, price and marketing and distribution resources. The market for the Company's payment-processing systems is also highly competitive. The Company believes that the principal competitive factors in this business include the ability to provide a comprehensive, integrated payment-processing system, product performance, time to market for new product introductions, adherence to industry standards, price, marketing and distribution resources. Some of the Company's current and potential competitors have longer operating histories and financial, sales, marketing, technical and other competitive resources that are substantially greater than those of the Company. As a result, the Company's competitors may be able to adapt more quickly to changes in customer needs or to devote greater resources than the Company to sales, marketing and product development. As the markets in which the Company competes have matured, product price competition has intensified and is likely to continue to intensify. Such price competition could adversely affect the Company's results of operations. There can be no assurance that the Company will be able to continue to compete successfully with existing or new competitors.

Dependence on Foreign Sales

     The Company's revenues from international operations represented 83.7%, 84.7% and 78.4% of total revenues for fiscal years 1996, 1995 and 1994, respectively. The Company expects that its international operations will continue to account for a significant percentage of its total revenues. Certain risks are inherent in international operations, including unexpected changes in regulatory requirements, currency exchange rate fluctuations, changes in trade policy or tariff regulations, customs matters, longer payment cycles, higher tax rates or additional withholding requirements, difficulty in enforcing agreements, intellectual property protection difficulties, foreign collection problems and military, political and transportation obstacles. In addition, foreign operations involve uncertainties arising from local business practices, cultural considerations and international political and trade tensions. Denomination of the Company's revenues and expenses are generally in corresponding currencies. As a result the Company has not hedged against foreign currency exchange rate risks to date. The Company may in the future seek to implement hedging techniques with respect to foreign currency transactions. There can be no assurance, however, that such hedging activities would successfully protect against foreign currency exchange losses or against other international sales risks such as exchange limitations, price controls or other foreign currency restrictions.

Rapid Technological Change and Introduction of New Products and Services

     The information technology industry is characterized by rapid technological advances, changes in customer requirements and frequent new product introductions and enhancements, which could disrupt the Company's services business and render the Company's products obsolete. The Company's future success will depend in large part on its ability to anticipate and respond to such advances, changes and new product introductions. Any failure by the Company to do so could have a material adverse effect on its competitive position and results of operations. In addition, the Company is subject to the risks generally associated with new product introductions and applications, including lack of market acceptance, delays in development or failure of products to perform as expected. In December 1996, the Company released version 2.0 of its UNIBOL400 product, which is the first version offered for widespread commercial distribution. The UNIBOL400 product has yet to achieve a substantial installed user base. There can be no assurance as to when, if ever, the UNIBOL400 product will achieve a substantial user base. In December 1996 the Company released the initial version of UNIBOL GO2000, its millennium methodology solution. UNIBOL GO2000 has yet to achieve substantial market acceptance. One of the elements of the Company's growth strategy is to use the business relationships and the knowledge of its customer's computer systems obtained in providing year 2000 services to generate additional revenue through providing other products and services to these clients. There can be no assurance, however, that the Company will be successful in generating additional business from its GO2000 customers. In addition, by utilizing significant resources during the next several years to solve its customers year 2000 problems, the Company's ability to continue to deliver other IT products and services could be adversely affected.

Potential for Delays in Product Introduction

     Delays in product development and introduction may have an adverse effect on the product's success and the Company's reputation and results of operations, and may allow competitors to introduce products and gain market share during any such delays. Any failure by the Company to timely develop and introduce new products and product enhancements that are responsive to market conditions and customer requirements may have an adverse effect on the Company's business, results of operations and financial condition. Furthermore, the complex software products developed by the Company may contain undetected errors when first introduced or when new versions are released. There can be no assurance that current or future releases of Company products will not contain errors or that any such errors will not result in loss or delay of market acceptance of such products. The

Company has previously experienced delays in developing and introducing new products, and there can be no assurance that it will be able to introduce future products on a timely basis.

Management of Overseas Operations

     The Company's headquarters and administrative offices are in Atlanta, Georgia; however, as of May 1, 1997, approximately 300 of the Company's 350 employees work in the Company's Belfast, Northern Ireland facilities. This geographical distance, as well as the time-zone difference, can isolate management from operational issues, delay communications and require devotion of a significant amount of time, effort and expense to international travel. There can be no assurance that the Company will not face significant management demands associated with its international operations in the future. Any significant disruption in the management of the Company's international operations could have a material adverse effect on the Company's business, results of operations and financial condition.

Operations in Northern Ireland

     A substantial majority of the Company's personnel and operations are located in Northern Ireland. In addition, 83.7% of the Company's total revenues for fiscal year 1996, are attributable to operations in Northern Ireland. Northern Ireland has historically experienced periods of religious, civil and political unrest. There can be no assurance that further unrest in Northern Ireland will not occur, which could disrupt the Company's ability to provide information technology services and product development programs and have a material adverse effect on the Company's results of operations and financial condition. In fiscal years 1996, 1995 and 1994, the Company received grants of approximately $389,000, $369,000 and $285,000, respectively, from the government of Northern Ireland to fund the Company's research and development programs. The Company's use of these funds is subject to various rules and regulations, including the requirement that the Company repay such funds in the event it removes certain operations from Northern Ireland. There can be no assurance that the Company will continue to be eligible for or will receive similar grants in the future or, if such grants are received, whether additional restrictions will apply to the Company's use of such funds.

Risk of Acquisition Program

     A substantial portion of the Company's growth to date has been attributable to its acquisition program, which has primarily been driven by opportunities that have presented themselves to the Company. Significant administrative, operational and financial resources are required to successfully integrate and manage the Company's diverse businesses. There are numerous operational and financial risks involved in managing acquired businesses, including difficulties in assimilating acquired operations, diversion of management's attention, amortization of acquired intangible assets, increases in administrative costs, additional costs associated with debt or equity financing and potential loss of key employees or customers of acquired operations. There can be no assurance that the Company will be successful in integrating its current acquisitions or retaining and motivating key personnel of acquired companies. Any failure to integrate the Company's current and potential future businesses, maintain and expand its acquired customer and technology base and retain and motivate key employees of acquired companies could have an adverse effect on the Company's business, results of operations and financial condition. The Company may use some of the net proceeds of this offering to pursue strategic acquisitions as part of its overall growth strategy. While the Company has no understandings, commitments or agreements with respect to any acquisition, it anticipates that potential acquisition opportunities may become available in the future. There can be no assurance that the Company will complete any future acquisitions or that any completed acquisition will result in the Company's receiving the anticipated benefit of any such acquisition.

Competitive Market for Technical Personnel and Retention of Key Employees

     The Company's success depends in part on its ability to attract, hire, train and retain qualified managerial, technical and sales and marketing personnel. Competition for such personnel is intense. In particular, there can be no assurance that the Company will be successful in attracting and retaining the technical personnel it requires to conduct and expand its operations successfully. The Company's results of operations could be materially adversely affected if the Company were unable to attract, hire, train and retain qualified personnel. The Company's success also depends to a significant extent on the continued service of Stephen A. Hafer, its President and Chief Executive Officer, and other members of the Company s management, the loss of any one of whom could have a material adverse effect on the Company's business, results of operations and financial condition. None of the Company's executive officers is party to a written employment or noncompete agreement with the Company. The Company has purchased $1.0 million key-person life insurance policies on the life of Mr. Hafer.

Uncertainty of Future Results

     Revenues generated by the Company's software products and services are difficult to forecast because of the evolving product lifecycle of the UNIBOL36 product, the recent introduction of the UNIBOL400 product and UNIBOL GO2000 solution and the recent acquisition of the Company's payment-processing systems business. In addition, although the Company's service revenues are more predictable than its product revenues, unexpected variations in job pricing and complexity could have an adverse effect on the profitability of customer service projects. The Company bases its expense levels, which are relatively fixed in the short term, in significant part on its expectations of future product revenues and service demands. If demand for the Company's products and services is below expectations, results of operations could be adversely affected.

Dependence on Proprietary Technology

     Much of the Company's future success depends on its ability to protect its proprietary technology. The Company relies principally on trade secret and copyright law, as well as nondisclosure agreements and other contractual arrangements, to protect such proprietary technology. There can be no assurance that such measures will be adequate to protect the Company from infringement by others of its technologies or that the Company will be effective in preventing misappropriation of its proprietary rights. In addition, the laws of some foreign countries do not protect the Company's proprietary rights to the same extent as do the laws of the United States.

Educational Hardware Sales

     The Company's business may be adversely affected by reductions in historical governmental purchasing patterns of education hardware.

Risk of Claim Associated with Acquisition

     In connection with its acquisition in 1993 of ICS Computing Group, Limited ("ICGL"), the Company incurred a claim by the seller related to pension overfunding. Based upon the advise of its U.K. solicitor, the Company believes that it has adequate defenses to this claim such that the expected outcome would not be material to the Company's results of operations or financial condition. Due to uncertainties of the legal process, however, there can be no assurance that the outcome of this claim will be in accordance with the Company's expectations.

Control by Management and Principal Shareholders

     Immediately following consummation of this offering, the Company's executive officers and directors and their affiliates will beneficially hold an aggregate of approximately 25% of the Company's outstanding shares of Common Stock. As a result, these shareholders, acting together, may be able to exert significant influence on many matters requiring approval by the shareholders of the Company, including the election of directors.

Volatility of Stock Price

     The Common Stock is currently quoted on the Nasdaq National Market. The market price of the Common Stock could be subject to significant fluctuations in response to quarterly variations in the Company's results of operations, changes in earnings estimates by analysts, announcements of new products or services offered by the Company or its competitors, loss of key customer, distributor or vendor relationships, general conditions in the computer software industry, or other events or factors, including events or factors that may be unrelated to the Company. Furthermore, in recent years, the stock market in general, and the market for shares of stock in technology companies in particular, has experienced extreme price fluctuations. Such fluctuations could materially and adversely affect the market price of the Common Stock in the future.

Shares Eligible for Future Sale

     Sales of a substantial number of shares of Common Stock in the public market following this registration, or the perception that such sales could occur, could adversely affect the market price of the Common Stock. Upon completion of this registration, in addition to the 95,000 shares registered hereby, approximately 5.1 million shares, will be immediately eligible for resale in the public market without restriction under the Securities Act. Approximately 1.6 million shares of Common Stock are eligible for sale in the public market, subject to the provisions of Rule 144 under the Securities Act. The executive officers, directors and certain other shareholders of the Company and their affiliates and certain warrant holders have agreed, pursuant to lock-up agreements in connection with the Company's Registration Statement on Form S-1 filed in November, 1996 (Registration No. 333-12209), that they will not, without the prior written consent of Cruttenden Roth, Inc. the underwriter involved in such Registration Statement (the "Underwriters"), sell or otherwise dispose of an aggregate of approximately 1.5 million outstanding shares of Common Stock and approximately 525,000 shares of Common Stock issuable upon exercise of outstanding options or warrants beneficially owned by them until November 12, 1997. Upon the expiration of these lock-up agreements, such shares of Common Stock will become eligible for sale in the public market, subject to the provisions of Rule 144 under the Securities Act. The Underwriter may, in its sole discretion and at any time without notice, release all or any portion of the securities subject to any such lock-up agreements.

     As of May 1, 1997, an aggregate of 445,000 shares of Common Stock were reserved for issuance pursuant to certain warrants. Holders of such warrants possess certain registration rights with regard to the shares, issuable thereunder.

     As of May 1, 1997, 926,500 shares of Common Stock were subject to options outstanding under the Long Term Incentive Plan ("LTI Plan"), 286,500 of which were currently exercisable at a weighted average exercise price per share of $3.86 per share. The remainder of these options become exercisable at various points over the next four years at a weighted average exercise price of $4.22 per share. An additional 100,000 shares of Common Stock are reserved for future issuance under the LTI Plan. The Company has filed a registration statement on Form S-8 to register the shares of Common Stock reserved for issuance under the LTI Plan, thus permitting the resale of such shares in the public market without restriction under the Securities Act, subject in certain events to the expiration of lock-up agreements and Rule 144.

     As of May 1, 1997, 150,000 shares of Common Stock were reserved for future issuance under the UniComp, Inc. 1996 Director Incentive Plan ("Director Plan"). On February 6, 1997, the Company filed a Registration Statement on Form S-8 (Registration No. 333-21313) registering the shares of Common Stock reserved for future issuance under the Director Plan, thus permitting the resale of such shares in the public market without restriction under the Securities Act, subject in certain events to the expiration of lock-up agreements and Rule 144.

Antitakeover Effect of Certain Charter Provisions

     The Company's Board of Directors has the authority to issue up to 5,000,000 shares of Preferred Stock and to determine the price, rights, preferences, privileges and restrictions, including voting rights, of those shares without any further vote or action by the Company's shareholders. The rights of the holders of Common Stock will be subject to, and may be adversely affected by, the rights of the holders of any Preferred Stock that may be issued in the future. The issuance of Preferred Stock may have the effect of delaying, deterring or preventing a change in control of the Company without further action by the shareholders and may adversely affect the voting and other rights of the holders of Common Stock. The Company has no present plans to issue shares of Preferred Stock. Furthermore, certain provisions of the Company's charter documents may have the effect of delaying or preventing changes in control or management of the Company, which could have an adverse effect on the market price of the Common Stock.

No Dividends on Common Stock

     The Company has not paid any cash dividends on the Common Stock since its inception and does not anticipate paying cash dividends for the foreseeable future.

                         USE OF PROCEEDS

     The Common Stock is being registered by the Company for the benefit of the Selling Shareholder and will be sold from time to time pursuant to this Prospectus by the Selling Shareholder. The Company will not receive any proceeds from the sale of the Common Stock by the Selling Shareholder. See "Selling Shareholder." In the event that the Warrants are exercised, of which there can be no assurance, the Company will receive net proceeds of approximately $505,000. The net proceeds from exercise of the Warrants received by the Company will be considered uncommitted funds that may be used by the Company for general corporate purposes.

                           The Company

     The Company offers services and products in three primary areas: information technology services, platform-migration software and payment-processing systems.

     Information Technology Products and Services

     The worldwide information technology industry is characterized by rapid technological change, which often leads to increased costs of maintaining internal information technology resources capable of responding to such change. The Company believes that, as companies strive to compete and utilize complex new technologies, more companies will move toward outsourcing their information technology requirements. The Company believes that this movement will enhance its information technology services business.

     The Company provides information technology services including maintenance and support services, year 2000 millennium conversion services, installation and integration of software and hardware systems and outsourcing of information technology services. Maintenance and support services consist of system upkeep, including system maintenance, technical support and training.

 Installation and integration services include system consulting and design, custom software modification, software modification, software installation and testing, as well as a broad range of systems configuration and integration services for computer networks. The Company also provides information technology services to businesses on an outsourced basis, thereby offering its customers an opportunity to reduce information technology overhead while continuing to respond to technological change. Outsourcing services include disaster recovery, facilities management and related information technology support services.

     The Company sells computer equipment specializing in equipment for the educational market in Northern Ireland. The Company also sells computer equipment to the corporate and government sectors primarily as an adjunct to its information technology services business.

     Platform-Migration Software

     During the past several years, there has been a movement in the computer industry from proprietary systems toward open and portable systems. The Company believes that decreasing prices, increasing functionality in information technology products and the inherent constraints of proprietary platforms have contributed to increased market acceptance of open systems and customer demand for information technology products based on such systems. Changing to new computing platforms, however, often results in significant disruption of business operations as users are retrained and software errors are discovered and corrected. Also critical is the potential loss of data contained in existing databases that may result from a change to new applications software.

     In response to the demand for applications software capable of running on multiple computing platforms, UniComp has developed platform-migration software that rehosts existing code to an open computing platform. The Company believes that its UNIBOL rehosting solution allows businesses and independent software vendors ("ISVs") to migrate their applications software to open systems in a more cost-effective manner than competing methodologies.
 Rehosting enables businesses to retain their investment in existing software and databases. Rehosting also allows ISVs to expand their market opportunities without replacing or rewriting applications, retraining or replacing software developers or incurring the cost and disruption of re-engineering their products.

     Payment-Processing Systems

     Payment processing refers to the sequence of activities that occur among a customer, a merchant and a payment processor when goods or services are sold. Payment processing for commercial businesses has grown rapidly in recent years as a result of a proliferation in and increased usage of credit and debit cards and wider acceptance of such cards among merchants. Advances in payment-processing and telecommunications technologies have also been key factors contributing to such growth. The Company believes that the transition from paper-based to electronic payment processing provides greater convenience to merchants and consumers, reduces fees charged to merchants, and facilitates faster, more accurate settlement of payments.

     The Company designs, develops and markets payment-processing systems that provide merchants with greater hardware independence by supporting a variety of hardware platforms, including personal computers, point-of-sale terminals and other peripheral devices. Payment-processing systems include the software and hardware combinations that allow electronic settlement of payment transactions. The Company's strategy in the payment-processing market is to focus its sales and marketing efforts on the relatively small number of large payment processors and hardware vendors. The Company is currently selling its payment-processing systems to each of the three largest payment processors in the United States, which together represent over one million merchant locations and more than $250 billion in annual transaction volume.

                       SELLING SHAREHOLDER

     The 95,000 shares of Common Stock offered hereunder are for the account of the Selling Shareholder identified below. The Selling Shareholder had no position, office or other material relationship with the Company or any of its predecessors or affiliates within the past three years. The following table summarizes the Selling Shareholder's security ownership prior to this offering, the number of securities being offered by the Selling Shareholder and the number of securities owned by the Selling Shareholder after giving effect to this offering as of May 1, 1997:

                                    Common Shares                  Common Shares
                                   Beneficially Owned             Being Registered                Common Shares Owned
Name of Security Holder            Prior to Offering(1)             for Resale(1)                After this Offering(2)

                                  Number        Percent                 Number                   Number      Percent

Neil C. Sullivan                 95,000          1.4%                  95,000                             0

(1) Includes 95,000 shares of Common Stock issuable upon exercise of the Warrants.

(2) Assumes all shares being registered on behalf of the Selling Shareholder will be offered and sold.

                              PLAN OF DISTRIBUTION


     The securities offered hereby are to be offered solely through the selling efforts of the individual Selling Shareholder or his own brokers or dealers at market prices prevailing at the time of sale, or at negotiated prices. The Company has no arrangement, agreement, or understanding with any such broker or dealer with respect thereto. It is anticipated that customary brokerage commissions will be paid by the Selling Shareholder upon such sales.

            DESCRIPTION OF SECURITIES TO BE REGISTERED

     The authorized capital stock of the Company consists of 30,000,000 shares, consisting of 25,000,000 shares of Common Stock, par value $.01 per share, and 5,000,000 shares of Preferred Stock, par value $1.00 per share.

Common Stock

     As of May 1, 1997, 6,762,845 shares of Common Stock were issued and outstanding. Holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of shareholders. Holders of Common Stock are entitled to such dividends, if any, as may be declared by the Board of Directors at its discretion out of funds legally available for that purpose, and to participate pro rata in any distribution of the Company's assets upon liquidation after the payment of all debts and payment to holders of Preferred Stock. Holders of Common Stock have no preemptive or conversion rights, nor are there any redemption or sinking fund rights with respect to the Common Stock. There is no cumulative voting with respect to the election of Directors, which means that the holders of a majority of the shares can elect all the Directors if they choose to do so. All outstanding shares of Common Stock are, and all shares of Common Stock offered hereby will be, validly issued, fully paid and nonassessable.

Preferred Stock

     The Company currently has no shares of Preferred Stock outstanding and has no current plans to issue any shares of Preferred Stock. The Board of Directors has the authority to issue Preferred Stock from time to time in one or more series and, without further approval of the shareholders, to fix the dividend rights and terms, conversion rights, voting rights, redemption rights and terms, liquidation preferences, sinking funds and any other rights, preferences, privileges and restrictions applicable to each series of Preferred Stock. The issuance of Preferred Stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely affect the rights of the holders of Common Stock.

     The potential issuance of Preferred Stock may have the effect of delaying, deterring or preventing a change in control of the Company, may discourage bids for the Common Stock at a premium over the market price of the Common Stock and may adversely affect the market price of, and the voting and other rights of the holders of, the Common Stock.

Prior Offering Warrant

     In conjunction with the Company's Registration Statement on Form S-1 filed in November 1996 (Registration No. 333-12209), the Company sold to the Underwriters the Prior Offering Warrant to purchase up to 150,000 shares of Common Stock at an exercise price of $8.25 per share. The Underwriters possess certain demand and incidental registration rights that may require the Company to register for public resale the shares of Common Stock issuable upon the Prior Offering Warrant. The Prior Offering Warrant is exercisable for a period of four years, beginning one year from November 18, 1996.

Note Warrant

     In connection with the sale of $2.0 million aggregate principal amount of convertible promissory notes to certain offshore investors in December 1995, the Company granted to the placement agent for such promissory notes the Note Warrant to purchase 25,000 shares of Common Stock at $6.90 per share. The Note Warrant expires on December 20, 2000. Holders of the Note Warrant possess certain registration rights with regard to the shares issuable thereunder. See "--Registration Rights."

Advisor Warrants

     On July 16, 1996, the Company entered into a financial consulting agreement with B C Capital Corp., an affiliate of the investment banking firm of Barber & Bronson. In connection therewith, the Company granted to B C Capital Corp. and certain of its affiliates the Advisor Warrants to purchase an aggregate of 87,500 shares of Common Stock at $6.00 per share and warrants to purchase an aggregate of 87,500 shares of Common Stock at $7.00 per share.
 The Advisor Warrants expire on July 15, 2001. Holders of the Advisor Warrants possess certain registration rights with regard to the shares issuable thereunder. See "--Registration Rights."

Investor Relations Warrants

     On November 21, 1996, the Company entered into an Investor Relations Service Agreement with Fenway Advisory Group ("Fenway") whereby Fenway will render to UniComp certain investor relation services for six (6) months. Pursuant to the Investor Relations Agreement, the Company granted to Fenway warrants (the "Warrants" ) to purchase an aggregate of 75,000 shares of Common Stock at $5.00 per share and warrants to purchase an aggregate of 20,000 shares of Common Stock at $6.50 per share. The Investor Relations Warrants expire on November 21, 1998. After the six (6) month term of the Investor Relations Agreement, the Company may extend the Investor Relations Agreement for an additional six (6) months. In the event the Company exercises its option to extend the Investor Relations Agreement for an additional six(6) months, the Company will issue certain additional warrants to Fenway upon Fenway's exercise of any preexisting warrants provided that outstanding warrants shall at no time exceed 95,000 shares. The 95,000 shares underlying the Investor Relation Warrants are being registered pursuant to this Prospectus.

Registration Rights

     In connection with the acquisition of the Company's payment-processing technology, the Company issued 500,000 shares of Common Stock to the shareholders of Smoky Mountain (the "Registrable Shares"). Such shareholders are entitled to certain registration rights with regard to the Registrable Shares. Pursuant to such registration rights, the Company registered 25% of the registrable shares for public resale on Form S-3, under the Securities Act, in September 1996 (Registration No. 333-11605). The Company has agreed to maintain the effectiveness of all registration statements covering the resale of the Registrable Shares, until such time as the Registrable Shares registered thereunder are sold, otherwise transferred or become freely tradable.

     Holders of the Advisor Warrants are entitled to certain registration rights with respect to the shares of Common Stock issuable under the Advisor Warrants. At any time prior to July 15, 2003, holders of the Advisor Warrants may request that the Company file a registration statement under the Securities Act for the public resale of such Common Stock issuable upon exercise of the Advisor Warrants and, upon such request and subject to certain conditions, the Company will be required to prepare and file and use its best efforts to cause to become effective any such registration. The holders of the Advisor Warrants have the right to demand registration as described above, on at least two separate occasions.

     Holders of the Prior Offering Warrant are also entitled to certain registration rights with respect to shares of Common Stock issuable under the Prior Offering Warrant. At any time on and after November 12, 1997, but not later than November 12, 2001, holders of the Prior Offering Warrant may request that the Company file a Registration Statement under the Securities Act for the public resale of such Common Stock issuable upon exercise of the Prior Offering Warrant and, upon such request and subject to certain conditions, the Company will be required to prepare and file and use its best efforts to cause the effect of any such registration. The holders of the Prior Offering Warrant have the right to demand registration as described above, on at least two separate occasions.

     If UniComp exercises its option to extend the Investor Relations Service Agreement for an additional six (6) months, UniComp must issue to the holder of the Warrants certain additional warrants. The holder of these additional warrants would also have certain registration rights related thereto.

     In the event the Company, proposes to register any of its securities under the Securities Act, either for its own account or for the account of others, the holders of the Advisor Warrants and the Note Warrant are entitled to notice of such registration and to include the shares of Common Stock underlying such warrants therein, subject to certain limitations, including the right of the underwriters of any offering by the Company to limit the number of shares included in such registration. The Company is generally obligated to bear the expenses, other than underwriting discounts and sales commissions, of the above-described registrations.

     The Company provided notice to the holders of the Advisor Warrants and the Note Warrant of the filing of the Registration Statement incorporating this Prospectus and all of such holders waived their rights to have any shares of Common Stock included in this Registration Statement.

Antitakeover Considerations

     The Company's Board of Directors has the authority, without shareholder approval, to issue up to 5,000,000 shares of Preferred Stock and to determine the rights and preferences thereof. This authority, together with certain provisions of the Company's Amended and Restated Bylaws (the "Bylaws"), may discourage takeover attempts or tender offers that could result in shareholders receiving a premium over the market price for the Common Stock or that shareholders may otherwise consider to be in their best interests.

Indemnification of Directors and Officers of the Company

     The Company's Bylaws provide that the Company may indemnify any person who was or is made a party or is threatened to be made a party to any threatened, pending or completed action by reason of being a Director, officer, employee, fiduciary or agent of the Company or serving at the request of the Company as a Director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner reasonably believed to be in the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The Company has also entered into indemnification agreements pursuant to which it has agreed, among other things, to indemnify its Directors and officers against certain liabilities.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange

Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Transfer Agent and Registrar

     The transfer agent and registrar for the Common Stock is Corporate Stock Transfer, Denver, Colorado.

                          LEGAL MATTERS

     The law firm of Snell & Wilmer L.L.P., Salt Lake City, Utah, has acted as counsel to the Company in connection with this offering and will render an opinion as to the legality of the shares of Common Stock being offered hereby.

                             EXPERTS

     The consolidated balance sheet of UniComp, Inc. as of February 29, 1996 and February 28, 1995, and the consolidated statements of operations, stockholders' equity, and cash flows for the years ended February 29, 1996, February 28, 1995 and February 28, 1994, incorporated by reference in this prospectus, have been incorporated herein in reliance on the report, of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

     The supplemental consolidated financial statements of UniComp, Inc., as of February 29, 1996 and February 28, 1995, and for the three years ended February, 29, 1996, February 28, 1995 and February 28, 1994, incorporated by reference in this prospectus, have been incorporated herein in reliance on the report dated August 23, 1996, which includes an explanatory paragraph for the acquisition of Smoky Mountain Technologies, Inc. on April 16, 1996, which has been accounted for as a pooling of interests, of Coopers & Lybrand, L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

     The balance sheet of Smoky Mountain Technologies, Inc., as of December 31, 1995 and the consolidated statements of operations, stockholders' equity, and cash flows for the year ended December 31, 1995, incorporated by reference in this prospectus, have been incorporated herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

     The financial statements of CEM Computers Limited appearing in UniComp, Inc.'s current report (Form 8-K) dated February 20, 1997, as amended, have been audited by Price Waterhouse, chartered accountants, as set forth in their reports thereon included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

No dealer, salesperson or
other person has been
authorized to give any
information or to make any                         95,000 Shares
representations other than
those contained in this
Prospectus in connection with
this offering and, if given or                     UniComp, Inc.
made, such information or
representation must not be
relied upon as having been
authorized by the Company or
any Underwriter.  This
Prospectus does not constitute
an offer to sell, or
solicitation  of an offer to
buy, any of the securities
offered hereby in any
jurisdiction to any person to                       Common Stock
whom it is unlawful to make
such offer in such
jurisdiction.  Neither the
delivery of this Prospectus
nor any sale made hereunder
shall, under any
circumstances, create any
implication that the
information herein is correct
as of any time subsequent to
the date hereof or that there
has been no change in the
affairs of the Company since
such date.
     _______________________
        TABLE OF CONTENTS

                     PAGE                 _______________________
Risk Factors               5
Use of Proceeds           11                    PROSPECTUS
The Company               11
Selling Shareholder       14              _______________________
Plan of Distribution      15
Description of Securities
  to be Registered        15
Legal Matters             20
Experts                   20


                                               May 27, 1997




                                      I

                             PART II
              INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution

     The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by the Registrant in connection with the Common Stock being registered hereby. All the amounts shown are estimates, except the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee.....    $  216.00
Legal fees and expenses.................................     5,000.00
Miscellaneous...........................................     2,000.00
                                                             --------
     Total.............................................     $7,216.00

Item 14.  Indemnification of Directors and Officers

     Colorado law permits extensive indemnification of present and former directors, officers, employees or agents of a Colorado company, whether or not authority for such indemnification is contained in the indemnifying company's articles of incorporation or bylaws. Specific authority for indemnification of present and former directors and officers, under certain circumstances, is contained in paragraph 12 of the Registrant's Amended and Restated Bylaws (Exhibit 3.3 hereto) (the "Bylaws"). Under Colorado law, for a company to provide indemnification, a disinterested majority of the company's board of directors, independent legal counsel, a court or the shareholders must find that the director, officer, employee or agent acted, or failed to act, in good faith and in a manner he or she reasonably believed, in the case of conduct in his or her official capacity with the company, was in the best interests of the company or, in all other cases, was at least not opposed to the company's best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Statutory indemnification is permissive, except in the event of a successful defense, in which case, unless limited by the articles of incorporation, a director, officer, employee or agent must be indemnified against reasonable expenses incurred by him or her in connection therewith. Indemnification is permitted with respect to expenses, judgments, fines and amounts paid in settlement by such persons.

     The Registrant's Bylaws provide that the Registrant may indemnify any person who was or is made a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Registrant), by reason of the fact that he or she is or was a director, officer, employee, fiduciary or agent of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to the best interests of the Registrant and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

     The Registrant's Bylaws also provide that the Registrant may indemnify a person who was or is made a party or is threatened to be made a party to any proceeding by or in the right of the Registrant to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee, fiduciary or agent of another corporation or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Registrant. No indemnification shall be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the Registrant unless and only to the extent that the court in which the action is brought determines that in view of all the circumstances such person is fairly and reasonably entitled to indemnification for expenses which the court deems proper.

     The Registrant's Bylaws also provide that to the extent that an authorized representative of the Registrant who neither was nor is a director or officer of the Registrant has been successful on the merits or otherwise in defense of any action, suit or proceeding, he or she shall be indemnified by the Registrant for and against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith. Such an authorized representative may, at the discretion of the Registrant's Board of Directors, be indemnified by the Registrant in certain circumstances to the same extent he or she would have been had he or she been a director of officer of the Registrant.

     A determination of whether indemnification is proper shall be made by the Board of Directors by a majority vote of a quorum consisting of disinterested directors or, if such a quorum is not obtainable or, even if obtainable, as a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the Registrant's shareholders. The Registrant shall advance expenses (including attorneys' fees) upon receipt of an undertaking by or on behalf of the director to repay such amount unless it is determined that he or she is entitled to be indemnified.

     In order to induce qualified and essential persons to serve as members of the Board of Directors or officers of the Company, the Company believes it is advantageous to enter into indemnification agreements. As such, the Company has entered into indemnification agreements with its officers and members of the Board of Directors.

Item 16.  Exhibits and Financial Statement Schedules

     (a)  Exhibits

Exhibits                      Description

5.1       Opinion of Snell & Wilmer L.L.P. as to legality of shares
23.1      Consent of Independent Accountants
23.2      Consent of Snell & Wilmer L.L.P. (included in opinion filed as
          Exhibit 5.1)
24.1      Power of Attorney (contained on signature page)


Item 17.  Undertakings

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act each filing of the Registrant's Annual Report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer ore controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                            SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marietta, State of Georgia, on the 27th day of May, 1997.

                    UNICOMP, INC.


                    By: /s/ Stephen A. Hafer
                       --------------------------------------

                       Stephen A. Hafer
                       Chairman of the Board, President and
                       Chief Executive Officer



                        POWER OF ATTORNEY

     Each person whose individual signature appears below hereby authorizes and appoints Stephen A. Hafer and L. Allen Plunk, and each of them, with full power of substitution and resubstitution and full power to act without the other, as his true and lawful attorney-in-fact and agent to act in his name, place and stead and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments and any registration statement relating to the same offering as this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing, ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated below on the 27th day of May, 1997.

Signature                                    Title

/s/ Stephen A. Hafer     Chairman of the Board, President and Chief Executive
---------------------    Officer (Principal Executive Officer)
Stephen A. Hafer

/s/ L. Allen Plunk       Chief Financial Officer (Principal Financial and
---------------------    Accounting Officer)
L. Allen Plunk

/s/ J. Patrick Henry     Director
---------------------
J. Patrick Henry

/s/ Nelson J. Millar     Director
---------------------
Nelson J. Millar

/s/ B. Michael Wilson    Director
---------------------
B. Michael Wilson

/s/ Thomas Zimmerer      Director
---------------------
Thomas Zimmerer